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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2004, relating to the consolidated financial statements and the financial statement schedule of Spy Optic, Inc. and Subsidiary, which is contained in that Prospectus.

        We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/  NATION SMITH HERMES DIAMOND, APC

San Diego, California
November 24, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS